UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report: July 27, 2007
Commission File No. 001-31463
DICK’S SPORTING GOODS, INC.
(Exact name of registrant as specified in its charter)

Delaware	16-1241537
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

300 Industry Drive, RIDC Park West, Pittsburgh, Pennsylvania	15275
(Address of principal executive offices)	(Zip Code)
(724) 273-3400
(Registrant’s telephone number, including area code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13d-4(c) under the Exchange Act (17 CFR 240.13-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
     On July 27, 2007 Dick’s Sporting Goods, Inc. (NYSE: DKS) (the “Company”) entered into a Fourth Amendment (the “Fourth Amendment”) to its Second Amended and Restated Credit Agreement, dated July 28, 2004 (as amended, the “Credit Agreement”), among the Company, certain lenders and General Electric Capital Corporation as agent, whereby the parties amended certain provisions of the Credit Agreement. The Fourth Amendment, among other things, extended the maturity of the Credit Agreement from July 2008 to July 2012, increased the potential Aggregate Revolving Credit Commitment, as defined in the Credit Agreement, from $350 million to a potential Aggregate Revolving Credit Commitment of $450 million and reduced certain applicable interest rates and fees charged under the Credit Agreement.
     In addition to the transactions set forth in the Fourth Amendment and the Credit Agreement, General Electric Capital Corporation and other members of the bank group, which include Bank of America, Citizens Bank, JPMorgan Chase, National City Bank, PNC Bank and Wachovia Bank, provide the Company with other banking products and services in the areas of cash management, foreign exchange, investments, leasing, procurement cards and travel and expense cards, among others.
     The summary of the Fourth Amendment in this Current Report on Form 8-K is qualified in its entirety to the full text of the Fourth Amendment attached hereto as Exhibit 10.1 and is incorporated herein by reference.
Item 9.01. FINANCIAL STATEMENTS AND EXHIBITS
(d) The following exhibits are being furnished as part of this Form 8-K:
     Exhibit 10.1    Fourth Amendment to the Second Amended and Restated Credit Agreement, dated July 27, 2007

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DICK’S SPORTING GOODS, INC.

Date: August 2, 2007	By:	/s/ Timothy E. Kullman

	Name:	Timothy E. Kullman
	Title:	SVP- Chief Financial Officer